UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2026

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-38174	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CTXR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2026, Citius Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the issuance and sale, in a registered direct offering by the Company (the “Offering”), of 4,730,457 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), and pre-funded warrants to purchase up to 345,686 shares of common stock (the “Pre-funded Warrants”) at an offering price of $0.985 and $0.9849, respectively. In a concurrent private placement, the Company also agreed to sell to the institutional investors warrants to purchase up to 5,076,143 shares of common stock (the “Common Warrants”), with an exercise price of $0.86 per share of our common stock, which are exercisable upon immediately and have a term of five years from the effective date of the registration statement providing for the resale of the common shares issuable upon exercise of the Common Warrants. The Common Warrants were sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering, and in reliance on similar exemptions under applicable state laws.

The Pre-funded Warrants are exercisable immediately, at an exercise price of $0.0001 per share, and will remain valid and exercisable until all the Pre-Funded Warrants are exercised in full.

The exercise price and number of shares of common stock issuable upon exercise of the Common Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price. If there is no effective registration statement for the resale of the shares issuable upon exercise of the Common Warrants, holders of Common Warrants may elect a “cashless” exercise, whereby they would receive the net number of shares of common stock determined according to a formula set forth in the Common Warrants. On the expiration date of the Common Warrants, any Common Warrants outstanding and unexercised will be automatically exercised via cashless exercise.

A holder of a Pre-funded Warrant or Common Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price.

H.C. Wainwright and Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Offering and private placement. In connection with the Offering and private placement, the Company agreed to pay Wainwright a cash fee of 7.0% of the gross proceeds the Company received in the Offering and private placement. The Company agreed to also reimburse Wainwright up to $50,000 for fees and expenses of legal counsel, $35,000 for non-accountable expenses and $15,950 for a clearing fee. In addition, the Company granted placement agent warrants to Wainwright, or its designees, to purchase up to 355,330 shares of the common stock (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants are substantially the same as the terms of the Common Warrants, except that the exercise price is $1.2313 per share and the expiration date will be five years after the commencement of sales of the Offering and private placement. The Placement Agent Warrants were sold and issued without registration in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act, and in reliance on similar exemptions under applicable state laws.

The gross proceeds to the Company from the Offering and private placement were approximately $5.0 million. Net proceeds are expected to be approximately $4.5 million, after deducting placement agent fees and other offering expenses payable by the Company. The Company anticipates using the net proceeds to support the ongoing commercialization of LYMPHIR™, including milestone, regulatory and other payments, development initiatives for all of its product candidates and general corporate purposes.

Pursuant to the Purchase Agreement, the Company agreed for a period of 45 days following the closing of the Offering and private placement not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to certain exceptions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-277319), which was previously declared effective by the Securities and Exchange Commission (the “SEC”) on March 1, 2024, including a prospectus supplement filed with the SEC on April 24, 2026.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the investors and customary indemnification rights and obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Purchase Agreement, the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants are qualified in their entirety by reference to the forms of the Purchase Agreement, the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants, copies of which are attached hereto as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the legality of the issuance and sale of the Shares, the Pre-funded Warrants and the Placement Agent Warrants in the Offering is attached as Exhibit 5.1 hereto.

Item. 8.01 Other Events.

On April 24, 2026, the Company issued a press release to announce the entry into the Purchase Agreement. Subsequently, on April 24, 2026, the Company issued a press release announcing the closing of the Offering and private placement. These press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit	Description

4.1	Form of Common Warrant issued on April 24, 2026.
4.2	Form of Pre-funded Warrant issued on April 24, 2026.
4.3	Form of Placement Agent Warrant issued on April 24, 2026.
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
10.1	Form of Securities Purchase Agreement, dated as of April 24, 2026, by and among Citius Pharmaceuticals, Inc. and the investors signatory thereto.
23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).
99.1	Press release, dated April 24, 2026.
99.2	Press release, dated April 24, 2026.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: April 24, 2026	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer

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